UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2014

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 1900
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2014, Acucela Inc. (the "Company") entered into a Second Amendment to Lease Agreement (the "Second Amendment") with Nexus Canyon Park LLC (the "Landlord") for the lease of approximately 17,488 square feet of laboratory and office space located at 21720 23rd Drive Southeast, Bothell, Washington. The Second Amendment extends the expiration date of the original lease from February 28, 2015 to February 28, 2017, and reduces the basic annual rent to approximately $393,456.00, subject to adjustment pursuant to the terms of the Second Amendment.

Under the terms of the Second Amendment, the Company has a one-time option to terminate the lease effective April 30, 2016 by providing the Landlord with written notice no later than November 1, 2015, and paying to Landlord a termination payment of $46,061.33 on November 1, 2015.

The foregoing description of the Second Amendment between Nexus Canyon Park LLC and Acucela Inc. is qualified in its entirety by reference to the full text of the Second Amendment which is filed as Exhibit 10.01 and is incorporated into this Current Report by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.01	Second Amendment to Lease Agreement between Nexus Canyon Park LLC and Acucela Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D.
Date: September 22, 2014		Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Second Amendment to Lease Agreement between Nexus Canyon Park LLC and Acucela Inc.